CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 2, 2008

Date of Report

 (Date of Earliest Event Reported)

Remediation Services, Inc.

(formerly Slopestyle Corporation)

(Exact name of registrant as specified in its charter)

Nevada                                     000-52235                                75-2834498

(State or other jurisdiction    (Commission File Number)             (IRS Employer

           of incorporation)                                                                       Identification No.)

1111 Hughes Court

Wylie, Texas 75098

(Address of principal executive offices (zip code))

(972) 442-4314

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 3 – Securities and Trading Markets

Item 3.03: Material Modification to Rights of Security Holders

Section 5 – Corporate Governance and Management

Item 5.03: Amendments to Articles of Incorporation or Bylaws

Section 8 – Other Events

Item 8.01: Other Events

On December 12, 2007, at the annual meeting of shareholders, a majority of our shareholders approved the following actions, all as proposed in our Proxy Statement:

1.

Change our corporate name to REMEDIATION SERVIES, INC.

2.

Change our state of incorporation from Texas to Nevada.

3.

To authorize 25,000,000 shares of preferred stock with a par value of $0.001, with the terms to be attached by the Board of Directors at the time of issuance.

4.

To eliminate the provision granting preemptive rights to our shareholders in our Articles of Incorporation.

5.

To re-elect Reed Buley as our sole director.

As a result of the shareholder vote, we filed Articles of Conversion to convert from a Texas corporation to a Nevada corporation and Articles of Incorporation with the Nevada Secretary of State. Pursuant to these filings, our corporate name changed to Remediation Services, Inc., we became a Nevada entity and we increased our authorized capital by 25,000,000 shares of preferred stock, whose terms shall be attached by the Board of Directors at the time of issuance.  Our current authorized capital now consists of 50,000,000 shares of common stock and 25,000,000 shares of preferred stock.  A copy of our current Articles of Incorporation and Bylaws are attached hereto as exhibits.

In conjunction with our name change, we requested a new CUSIP number and a new OTCBB trading symbol.  We will file an amendment to this 8-K once we receive the new CUSIP and trading symbol.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Description

3.1	Articles of Incorporation
3.2	Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remediation Services, Inc.

By:   /s/ Reed T. Buley

         Reed T. Buley

         Chief Executive Officer

Dated:  January 2, 2008